EXHIBIT 99.2

DETACH CARD

ALLEN TELECOM INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS —                , 2003

The undersigned hereby appoints Robert G. Paul, Philip Wm. Colburn, Robert A. Youdelman and Laura C. Meagher, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated herein, all of the shares of Common Stock in ALLEN TELECOM INC. (the "Company") held of record by the undersigned on                        , 2003, with all powers that the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company to be held on                    ,                    , 2003, or at any adjournment(s) or postponement(s) thereof, and in accordance with their judgment upon any other matter properly presented.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS INDICATED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING MATTERS THAT THE BOARD OF DIRECTORS DID NOT KNOW A REASONABLE TIME BEFORE THE PROXY STATEMENT/PROSPECTUS AND PROXY CARD WERE MAILED ARE TO BE PRESENTED AT THE SPECIAL MEETING.

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

DETACH CARD

(Continued from other side)

        1.     A PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 17, 2003, BY AND AMONG ANDREW CORPORATION, ADIRONDACKS, INC. AND ALLEN TELECOM INC. (THE "MERGER AGREEMENT"), AND APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

        The Board of Directors recommends a vote "FOR" this proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        This proxy, when properly executed, will be voted as directed by the undersigned stockholder or, if no direction is indicated, will be voted "FOR" the proposal.

Date: , 2003
Signature
Signature (if held jointly)

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.